Exhibit 10.5
EXECUTION VERSION
CONSENT AND WAIVER AGREEMENT
     THIS CONSENT AND WAIVER AGREEMENT (this “Consent and Waiver Agreement”) is made and entered into effective as of May 15, 2008, by and among LAURUS MASTER FUND, LTD. (“Laurus”), a Cayman Islands company, KALLINA CORPORATION, a Delaware corporation (“Kallina”), VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (“Valens Offshore I”), VALENS OFFSHORE SPV II, CORP., a Delaware corporation (“Valens Offshore II”) and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey limited liability closed-ended company (“PSource”, and, together with Kallina, Valens U.S., Valens Offshore I and Valens Offshore II, the “Lenders”), and APPLIED DIGITAL SOLUTIONS, INC. D/B/A DIGITAL ANGEL, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings given them in the Voting Agreement (as defined below).
     WHEREAS, Laurus and the Company are parties to that certain Securities Purchase Agreement and the Related Agreements (as such term is defined in such Securities Purchase Agreement) all of which are dated as of August 24, 2006 (collectively, as amended, restated, modified and/or supplemented to date, the “2006 Agreements”); and
     WHEREAS, the Lenders (other than PSource) and the Company are parties to that certain Securities Purchase Agreement and the Related Agreements (as such term is defined in such Securities Purchase Agreement), all of which are dated as of August 31, 2007 (collectively, as amended, restated, modified and/or supplemented to date, the “2007 Agreements”); and
     WHEREAS, the Lenders (other than Valens Offshore I) and the Company are parties to that certain Omnibus Amendment and Waiver dated as of October 31, 2007 (“Omnibus Amendment”), which amends the 2006 Agreements and 2007 Agreements; and
     WHEREAS, the Lenders (other than Kallina and Valens Offshore II) and the Company are parties to that certain Amended and Restated Stock Pledge Agreement dated as of December 28, 2007 (the “Amended and Restated 2006 Pledge”); and
     WHEREAS, the Lenders (other than Laurus and PSource) and the Company are parties to that certain Amended and Restated Stock Pledge Agreement dated as of December 28, 2007 (the “Amended and Restated 2007 Pledge,” and together with the 2006 Agreements, the 2007 Agreements, the Omnibus Amendment and the Amended and Restated 2006 Pledge, the “Transaction Documents”); and
     WHEREAS, VeriChip Corp (“VeriChip”) and The Stanley Works (“TSW”) are entering into a Stock Purchase Agreement whereby VeriChip will sell to TSW all of the outstanding capital stock of its subsidiary, Xmark;

     WHEREAS, pursuant to that certain Voting Agreement among the Company and TSW, dated May 15, 2008, and attached hereto as Exhibit A (the “Voting Agreement”), the Company will agree to grant an irrevocable proxy to vote all of the then-outstanding Shares Beneficially Owned by the Company, including shares that have been pledged pursuant to the Stock Pledge Agreements, in favor of the transactions contemplated by the Purchase Agreement;
     WHEREAS, pursuant to that certain Guarantee by the Company in favor of TSW, dated May 15, 2008, and attached hereto as Exhibit B (the “Guarantee”), the Company will agree to guarantee certain of VeriChip’s obligations under the Purchase Agreement; and
     WHEREAS, pursuant to the Transaction Documents, certain of the Shares Beneficially Owned by the Company constitute Collateral (as defined within the Transaction Documents), and therefore, the entering into of the Voting Agreement and the Guarantee and the consummation of the transactions contemplated by the Voting Agreement and the Guarantee require the prior written consent of the Lenders.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
1.	The Lenders hereby agree that, upon satisfaction by the Company of all of the terms and conditions hereof, they shall thereupon be deemed to have consented to the Voting Agreement and the Guarantee. Notwithstanding the foregoing, Lenders reserve all of their rights and remedies under the Stock Pledge Agreement, including without limitation, their rights to foreclose on the Collateral and to exercise any and all proxy and voting rights granted under the Stock Pledge Agreements without regard to the irrevocable proxy granted under the Voting Agreement.

2.	The Company acknowledges, agrees and confirms that the occurrence of any of the following (if deemed material by the Lenders in their reasonable discretion and only so long as the Company has any obligation, fixed, contingent or otherwise, to provide the Guarantee or under the Guarantee) constitutes an “Event of Default” under and as defined in each of the Transaction Documents where such term is used and a breach of the terms of, and an event of default under, all other Transaction Documents (each a “Trigger Event”): (i) VeriChip’s receipt of a Claim Notice (as defined in the that certain Stock Purchase Agreement dated the date hereof between TSW and VeriChip, as amended, modified, supplemented and/or superseded (the “Stock Puchase Agreement”)) in connection with its indemnification obligations under Section 8.1(a)(iii) of the Stock Purchase Agreement or (ii) a demand, claim or other request for payment is made by TSW against the Company under or in connection with the Guarantee. The Company shall, within two (2) days of the occurrence of any

Trigger Event, provide Lenders with written notice of the occurrence of such Trigger Event, which shall include copies of any and all written notices or other writings or correspondence received by the Company or VeriChip in connection therewith.

TSW shall, contemponaneously with the provision thereof to the Company and/or VeriChip, furnish to Lenders, c/o LV Administrative Services, Inc. at 335 Madison Ave. 10th Floor, New York, NY 10017, a copy of all Claim Notices (as defined in the Stock Purchase Agreement) and all, demands, claims or requests for payment made under or in connection with the Guarantee.

3.
a.	The Company shall prepay its indebtedness owing to the Lenders under the Transaction Documents in an amount equal to eighty percent (80%) of each dividend and other distribution (“Lender Dividend Share”) payable, from time to time, to Company as a stockholder of VeriChip simultaneously with the payment of each such dividend or distribution by VeriChip. The Company shall cause VeriChip, and hereby irrevocably authorizes and instructs VeriChip, to pay the Lender Dividend Share directly to Lenders through Lenders’ administrative and collateral agent, LV Administrative Services, Inc. (“Agent”).

b.	The Company shall prepay its indebtedness owing to the Lenders under the Transaction Documents in an amount equal to eighty percent (80%) of the Guarantee Fee (“Lender Guaranty Fee Share”) simultaneously with the payment thereof by VeriChip. The Company shall cause VeriChip, and hereby irrevocably authorizes and instructs VeriChip, to pay the Lender Guaranty Fee Share directly to Agent, for the benefit of Lenders. “Guarantee Fee” shall have the meaning set forth in, and shall be payable in accordance with, Section 8(a) of that certain Intercompany Letter Agreement between VeriChip and the Company, dated as of May 15, 2008. VeriChip and the Company agree that they shall not reduce the amount of the Guarantee Fee without Agent’s prior written consent.

c.	All payments to made to Agent hereunder shall be payable by wire transfer of immediately available funds in accordance with the wiring instructions set forth below and shall be applied to the indebtedness owing to the Lenders in such manner as the Lenders shall elect.

Bank Name: Capital One Bank NA Bank Address: 404 Fifth Avenue New York, NY 10018 Account Name: LV Administrative Services, Inc. ABA Number: 021407912 Account Number: 270-406-0132 RE: DIGA Paydown

d.	The payment instructions and authorizations to VeriChip set forth in this Section 3 are irrevocable and shall continue in full force and effect until such time as Agent notifies VeriChip, in writing, that all of the indebtedness owing to Lenders under the Transaction Documents has been satisfied in full. In the event the Company receives any portion of the Lender Dividend Share of any dividend or distribution or the Lender Guarantee Fee Share of the Guarantee Fee from VeriChip in contravention of this Section 3, such amounts shall be held in trust by the Company for the benefit of Lenders and shall be immediately remitted to Agent, for the benefit of Lenders, in the form received.
4.	The Company’s or VeriChip’s failure to timely perform their obligations and agreements set forth in this Consent Agreement shall constitute an “Event of Default” under and as defined in each of the Transaction Documents in which such term is used and a breach and default of all other Transaction Documents.

5.	Each consent and waiver set forth herein shall be effective as of the date first above written (the “Effective Date”) provided each of the Company and the Lenders shall have executed, and the Company shall have delivered to the Lenders, its respective counterpart to this Consent and Waiver Agreement.

6.	Except as specifically set forth in this Consent and Waiver Agreement, there are no other amendments, modifications or waivers to the Transaction Documents, and all of the other forms, terms and provisions of the Transaction Documents remain in full force and effect.

7.	The Company hereby represents and warrants to the Lenders that, as of the date hereof, there is no Event of Default under the Transaction Documents.

8.	This Consent and Waiver Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Consent and Waiver Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

9.	The Company acknowledges that it has supplied the Lenders with information about the Voting Agreement and the Guarantee and the transactions contemplated therein (the “Information”) upon which the Lenders have relied in deciding to enter into this Consent and Waiver Agreement. The Company further acknowledges and agrees the Lenders’ agreement to the terms and conditions set forth herein is conditioned upon the Information being true, complete, accurate and correct and all material respects.

10.	The consents and waivers set forth herein are solely limited to the matters expressly described herein and no course of dealing or course of conduct shall be inferred from the Lenders’ execution hereof.
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     IN WITNESS WHEREOF, the Lenders have executed and delivered this Consent and Waiver Agreement as of the date first above written.

LAURUS MASTER FUND, LTD

By:	LAURUS CAPITAL MANAGEMENT, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

KALLINA CORPORATION

By:	LAURUS CAPITAL MANAGEMENT, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	VALENS CAPITAL MANAGEMENT, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	VALENS CAPITAL MANAGEMENT, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS OFFSHORE SPV II, CORP.

By:	VALENS CAPITAL MANAGEMENT, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	LAURUS CAPITAL MANAGEMENT, LLC
Its:	Investment Manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Joseph J. Grillo
Name:	Joseph J. Grillo
Title:	CEO

ACKNOWLEDGED AND AGREED ON MAY 15, 2008:

THE STANLEY WORKS

By:	/s/ John F. Lundgren
Name:	John F. Lundgren
Title:	Chairman & CEO